Exhibit 10.1

                             MINING OPTION AGREEMENT

THIS AGREEMENT made as of April 15, 2013;

BETWEEN:

     LITHIUM CORPORATION, a company incorporated under the laws of Nevada with an office address at 11380 S. Virginia St., #2011, Reno, Nevada 89511;

     ("Lithium")

AND:

     THOMAS LEWIS, an individual having a residential address at 1958 Newhaven Loop, Richland, Washington 99352, USA;

     (the "Optionor").

                                   BACKGROUND

A. The Optionor is the owner of record and the beneficial owner of the Claims that are included in the Property as described in Schedule A hereto; and

B. Lithium desires to acquire the Option to earn 100% of the interest of the Optionor in and to the Property and the Optionor is willing to grant the Option to Lithium upon and subject to the terms and conditions hereinafter set forth.

                               TERMS OF AGREEMENT

IN CONSIDERATION of the mutual agreements herein contained and of other good and valuable consideration (the receipt and sufficiency of which are acknowledged by each Party), the Parties agree with one another as follows:

1 DEFINITIONS AND INTERPRETATION

1.1 DEFINITIONS: Whenever used in this Agreement, the following words and terms will have the respective meanings ascribed to them below:

(a)  "Affiliate"  has  the  meaning  set  out in  the  NEVADA  CORPORATIONS  ACT
     (Nevada).

(b) "Agreement" means this agreement, including the recitals and the Schedules all as amended, supplemented or restated from time to time.

(c)  "Effective Date" means the date first written above.
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(d)  "Business  Day"  means a day other  than a  Saturday,  Sunday or  statutory holiday in Nevada.

(e) "Claims" means the claims located in Slocan Valley area of the province of British Columbia and known as the Mt. Heimdahl Property, as set out in Schedule A to this Agreement.

(f)  "Encumbrances"  means  security  interests,   liens,  royalties,   charges,
     mortgages, pledges and encumbrances of any nature or kind whatsoever, whether written or oral, or direct or indirect.

(g) "Environmental Claims" mean any and all administrative, regulatory or judicial actions, suits, demands, claims, liens, notices of non-compliance or violation, investigations or proceedings rating in any way to any Environmental Law or any permit issued under any such Environmental Law, including, without limitation:

     (i)  any  and  all  claims  by  Government  or  Regulatory   Authority  for
          enforcement, clean-up, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law; and

     (ii) any and all claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive or other relief resulting from hazardous materials, including any release thereof, or arising from alleged injury or threat of injury to human health or safety (arising from environmental matters) or the environment.

(h) "Environmental Law" means all requirements of the common law, civil code or of environmental, health or safety statutes, regulations, rules, ordinances, policies, orders, approvals, notices, licenses, permits or directives of any federal, territorial, provincial or local judicial, regulatory or administrative agency, board or governmental authority including, but not limited to those relating to (i) noise, (ii) pollution or protection of the air, surface water, ground water or land, (iii) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, (iv) exposure to hazardous or toxic substances, or (v) the closure, decommissioning, dismantling or abandonment of any facilities, mines or workings and the reclamation or restoration of lands.

(i)  "Exchange" means the OTCBB - "Over The Counter Bulletin Board".

(j) "Government or Regulatory Authority" means any federal, state, provincial, regional, municipal or other government, governmental department, regulatory authority, commission, board, bureau, agency or instrumentality that has lawful authority to regulate or administer or govern the business or property or affairs of any person, and for the purposes of this Agreement also includes any corporation or other entity owned or controlled by any of the foregoing and any stock exchange on which shares of a Party are listed for trading.

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(k)  "Mining  Operations"  means every kind of work done on or in respect of the
     Property or the products derived  therefrom and includes,  without limiting
     the  generality  of  the  foregoing,   work  of  assessment,   geophysical,
     geochemical  and  geological  surveys,  studies and  mapping,  assaying and
     metallurgical  testing,  investigating,   drilling,  designing,  examining,
     equipping, improving, surveying, shaft-sinking, raising, crosscutting and drifting, searching for, digging, trucking, sampling, working and procuring minerals, ores and concentrates, bringing any mining claims to lease, reclamation and in doing all work usually considered to be prospecting, exploration, development and mining work; in paying wages and salaries of persons engaged in such work and in supplying food, lodging, transportation and other reasonable needs of such persons; in paying insurance premiums
     and   assessments   or  premiums  for  workers'   compensation   insurance,
     contributions for unemployment insurance or other pay allowances or benefits customarily paid in the district to such persons; in paying rentals, licence renewal fees, taxes and other governmental charges required to keep the Property in good standing; in purchasing or renting plant, buildings, machinery, tools, appliances, equipment or supplies and in installing, erecting, detaching and removing the same or any of them; and in the management of any work which may be done on the Property for the due carrying out of such prospecting, exploration, development and mining work.

(l) "Mining Rights Contracts" means any instruments or agreements, whether or not reduced to writing, by whatever name called under applicable law or practice and whether obtained from a Government or Regulatory Authority or any other person, pursuant to which rights that are or are analogous to rights to explore for and/or commercially exploit base and precious metals and other minerals are held, or owned, and shall include, without limitation, a "mineral claim", "mineral interest", "mining claim", "grant", "concession", "exclusive permission", "mining contract", "mining licence", "exploitation permit", "right of reconnaissance", "right or exploration", "research permit", "exploration permit", "royalty interest", or otherwise.

(m)  "Operator" means Lithium.

(n)  "Option" has the meaning set out in Section 0 of this Agreement.

(o) "Option Period" means the period commencing on the Effective Date and ending on the earlier of the first anniversary of the Effective Date and the date on which the Option is terminated or lapses in accordance with this Agreement.

(p) "Parties" means the parties to this Agreement and their respective successors and permitted assigns which become parties pursuant to this Agreement and "Party" means any one of the Parties.

(q)  "Permitted Encumbrance" means

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     (i)  easements,  rights of way,  servitudes or other similar rights in land including, without limiting the generality of the foregoing, rights of
          way  and  servitudes  for  railways,   sewers,  drains,  gas  and  oil
          pipelines, gas and water mains, electrical light, power, telephone, telegraph or cable television conduits, poles, wires and cables;

     (ii) the right reserved to or vested in any government or other public authority by the terms of any or by any statutory provision, to terminate, revoke or forfeit any of the lease or mining claims or to require annual or other periodic payments as a condition of the continuance thereof;

     (iii)rights reserved to or vested in any municipality or governmental, statutory or public authority to control or regulate any of the Property in any manner, and all applicable laws, rules and orders of any governmental authority; and

     (iv) the reservations, limitations, provisos and conditions in any original grants from the Crown on the Property or interests therein and statutory exceptions to title.

(r) "Property" means the property subject to the Claims, including any renewals, extensions or replacements thereof, together with any other Mining Rights Contracts held or applied for in connection therewith together with all other rights and mineral interests appurtenant or incidental thereto, including where the context permits or requires all information in respect thereto resulting from Mining Operations pursuant to this Agreement.

(s) "Shares" means the common shares in the capital of Lithium as constituted as at the date hereof to be issued to the Optionor pursuant to Section ERROR! REFERENCE SOURCE NOT FOUND. hereof.

1.2 HEADINGS. The division of this Agreement into Sections and the insertion of headings are for convenience of reference only and shall not affect the construction or interpretation of this Agreement. The terms "this Agreement", "hereof", "hereunder" and similar expressions refer to this Agreement and not to any particular Article, Section or other portion hereof and include any agreement supplemental hereto. Unless something in the subject matter or context is inconsistent therewith, references herein to Articles and Sections are to Articles and Sections of this Agreement.

1.3 LEGISLATION. Any reference to a provision in any legislation is a reference to that provision as now enacted, and as amended, re-enacted or replaced from time to time, and in the event of such amendment, re-enactment or replacement any reference to that provision shall be read as referring to such amended, re-enacted or replaced provision.

1.4 EXTENDED MEANINGS. In this Agreement words importing the singular number only shall include the plural and vice versa, words importing the masculine gender shall include the feminine and neuter genders and vice versa and words

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importing persons shall include individuals, partnerships, associations, trusts, unincorporated organizations and corporations.

1.5 CURRENCY. All references to currency herein are to lawful money of the United States of America.

1.6 SCHEDULES. The following are the Schedules annexed hereto and incorporated by reference and deemed to be part hereof:

Schedule A - Description of Property and Area of Interest.

2 REPRESENTATIONS AND WARRANTIES

2.1 REPRESENTATIONS AND WARRANTIES OF THE OPTIONOR. The Optionor represents and warrants to Lithium that:

(a) the Optionor is resident at the address set forth beside his name on the first page of this Agreement;

(b) the Optionor has good and sufficient power, authority and right to enter into and deliver this Agreement and to option and transfer his legal and beneficial interest in the Property to Lithium free and clear of all Encumbrances and rights of others, other than Permitted Encumbrances;

(c) there is no contract, option or any other right of another binding upon or which at any time in the future may become binding upon the Optionor to option, sell, transfer, assign, pledge, charge, mortgage, explore or in any other way option, dispose of or encumber all or part of the Property or any portion thereof or interest therein other than pursuant to the provisions of this Agreement;

(d) neither the entering into nor the delivery of this Agreement nor the completion of the transactions contemplated hereby by the Optionor will result in the violation of any agreement or other instrument to which the Optionor is party or by which the Optionor is bound, or any applicable law, rule or regulation;

(e) the Optionor has been independently advised as to the restrictions on his ability to transfer or resell the Shares and, in particular, that the Shares are subject to a hold period in accordance with applicable securities laws and that the certificates representing the Shares shall bear legends denoting such resale restrictions; and

(f) the Optionor is not party to or bound by any contract or commitment to pay any royalty, fee or land payment with respect to the Property or any portion thereof or interest therein;

(g) the Optionor is the legal and beneficial owner of 100% of the right, title and working interest in and to the Property as set out in Schedule A and except for the Permitted Encumbrances, the Property (including all ores, concentrates, minerals, metals or products in, on or under the Property or which may be removed or extricated therefrom) is free and clear of any and

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     all Encumbrances and is not subject to any right,  claim or interest of any other person;

(h)  the Property is properly and accurately  described in Schedule A hereto and
     (i) has been duly and properly staked and recorded in accordance with laws in effect in the jurisdiction in which the Property is located; and (ii) is in good standing under the laws of the jurisdiction in which the Property is located up to and including at least the expiry dates set forth in Schedule A;

(i) the conditions on and relating to the Property respecting all past and current operations thereon are in compliance with all applicable federal, provincial and municipal laws including all Environmental Laws, and the Optionor has not received from any Government or Regulatory Authority any notice of, or communication relating to, any actual or alleged Environmental Claims, and there are no outstanding work orders or actions required to be taken relating to environmental matters respecting the Property or any operators carried out thereon;

(j) there are no actions, suits or proceedings pending or threatened against or adversely affecting, or which could adversely affect, the Property or any portion thereof or interest therein or before or by and federal, provincial, municipal or other governmental court or Government or Regulatory Authority whether or not insured, and which might involve the possibility of any judgment or liability affecting the Property or any portion thereof or interest therein or lien, charge or encumbrance thereon;

(k)  the Optionor shall, during the Option Period:

     (i) promptly provide Lithium any and all notices and correspondence from Government or Regulatory Authorities in respect of the Property;

     (ii) co-operate with Lithium in obtaining any permits or licences required by relevant authorities; and

     (iii)not do or permit or suffer to be done any act or thing which would or might in any way adversely affect the rights of Lithium hereunder.

2.2 REPRESENTATIONS AND WARRANTIES OF LITHIUM. Lithium represents and warrants to the Optionor that:

(a) Lithium is a corporation duly incorporated, organized and subsisting under the laws of Nevada with the corporate power to own its assets and to carry on its business in the jurisdiction in which the Property is located;

(b) Lithium has all necessary power and authority to enter into this Agreement and any agreement or instrument referred to in or contemplated by this Agreement and to do all such acts and things as are required to be done, observed or performed by it, in accordance with the terms of this Agreement and any agreement or instrument referred to in or contemplated by this Agreement;

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(c)  neither  the  entering  into nor the  delivery  of this  Agreement  nor the completion of the transactions contemplated hereby by Lithium will result in the violation of any agreement or other instrument to which Lithium is a party or by which Lithium is bound, or any applicable law, rule or regulation;

(d) Lithium is a reporting issuer, as such term is defined in the applicable securities legislation, in the State of Nevada and is not in default of filing financial statements required by such applicable securities legislation or paying prescribed fees and charges related thereto; and

(e) the Shares to be issued and delivered to the Optionor hereunder will have been validly created and authorized for issuance and when so issued and delivered shall be duly and validly issued as fully paid and non-assessable Shares.

2.3 ACKNOWLEDGEMENT OF THE OPTIONOR. As the issuance of the Shares to the Optionor is being completed pursuant to exemptions from the requirements to provide the Optionor with a prospectus and to sell the securities issuable pursuant to this Agreement through a person registered to sell securities under applicable securities legislation, the Optionor acknowledges that:

(a) certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, shall not be available to the Optionor and the Optionor may not receive information that the Optionor would be entitled to under applicable securities legislation if no prospectus exemption was available;

(b) Lithium is relieved of certain obligations which would otherwise apply under applicable securities legislation;

(c) various filings must be completed and disclosures made to the securities regulatory authorities having jurisdiction over the securities of Lithium and to the Exchange;

(d) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Shares to be issued herein; and

(e) there is no government or other insurance covering the Shares to be issued herein.

2.4 RELIANCE AND SURVIVAL. The representations, warranties and acknowledgements set out in this Section 2 have been relied on by the Parties in entering into this Agreement. All representations and warranties made herein will survive the delivery of this Agreement to the Parties and the completion of the transactions contemplated hereby and, notwithstanding such completion, will continue in full force and effect for the benefit of the Optionor or Lithium, as the case may be, indefinitely.

3 GRANT OF OPTION

3.1 GRANT OF OPTION. Effective as at the Effective Date, the Optionor hereby grants to Lithium the exclusive right and option (the "Option") to earn 100% of the undivided right, title and interest in and to the Property. This right may be exercised in the manner referred to in Section 0 hereof.

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3.2 WORKING RIGHT.  During the Option  Period,  Lithium shall have the exclusive working right to, and to permit any other person or persons as it may in its sole discretion decide to, enter on and conduct the Mining Operations on the Property as Lithium in its sole discretion may decide. Lithium shall have quiet and exclusive possession during the Option Period with full power and authority to Lithium, its servants, agents, workers or contractors, to carry on Mining Operations in searching for minerals in such manner as Lithium in its discretion may determine, including the right to erect, bring and install on the Property all buildings, plant, machinery, equipment, tools, appliances or supplies as Lithium shall deem necessary and proper and the right to remove therefrom reasonable quantities of rocks, ores and minerals and to transport them for the purposes of sampling, metallurgical testing and assaying. Lithium shall conduct all Mining Operations in a careful and miner-like manner and in compliance in all material respects with all Acts, regulations, by-laws, orders and judgments and all applicable directives, rules, consents, permits, orders guidelines and policies of any Government or Regulatory Authority with jurisdiction over the Property.

3.3 CONSIDERATION FOR OPTION. In consideration of the Option and the other rights granted pursuant to Section 0, Lithium hereby commits to spend a minimum of $15,000 on the property by November 30, 2013, and to generate an Assessment Report that outlines the work on the property in such format as prescribed by the Geological Survey Branch of the Government of British Columbia. Lithium commits to do all acts, and to pay all fees associated with maintaining the claims in good standing, and hereby grants the Optionor a 1.5% net over-riding royalty on any mineral production from the claims

3.4 ESCROW. The Optionor shall, upon execution of this Agreement, execute a recordable or registrable assignment, bill of sale, deed or other instrument, as the case may be, transferring the Property to Lithium and/or its assigns, which documents shall be deposited with an escrow agent or person designated by Lithium and suitable to the Optionor, together with a copy of this Agreement, such documents to be held in escrow until exercise of the Option pursuant to
Section 0 hereof or termination of this Agreement pursuant to Section 0 hereof. All expenses of the escrow agent shall be paid by Lithium.

3.5 OPTION ONLY. Nothing contained in this Agreement, Mining Operations conducted or expenditure incurred by Lithium on or in connection with the Property or part of it, nor the doing of any act or thing by Lithium under the terms of this Agreement shall obligate Lithium to do anything else under this Agreement other than to fulfill the commitments referred to in Section 0 to the extent that it may have expressly undertaken to do so pursuant to the terms of this Agreement, the obligations of Lithium hereunder being simply those of an optionholder.

3.6 LAPSE OR SURRENDER OF OPTION. Lithium may let the Option and working right granted in Section 0 lapse by failing to comply with any of its obligations referred to in Section 3.3 on or before the dates specified therein.

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4 OBLIGATIONS DURING OPTION PERIOD

4.1 COVENANTS OF LITHIUM. During the Option Period, Lithium covenants and agrees with the Optionor to:

(a) conduct all work on or with respect to the claims in a careful and miner-like manner and in compliance with all applicable federal, provincial and local laws and local laws, rules, orders and regulations, and will indemnify and save the Optionor harmless from any and all claims, suits, demands, losses, and expenses including, without limitations, with respect to environmental, matters, made or brought against him as a result of work done or any act or thing done or omitted to be done by Lithium on or with respect to the claims; and

(b) keep the Property in good standing by doing and filing, or payment in lieu thereof, all necessary assessment work and maps and payment of all taxes or assessments required to be paid and by doing all other acts and things and making all other payments required to be made which may be necessary in that regard.

4.2 ABANDONMENT. Lithium may at any time, during the currency of the Option, abandon any one or more of the Claims. In the event that Lithium wishes to drop any of the Claims, it shall give notice in writing of such intention to the Optionor and, for a period of 14 days thereafter, the Optionor shall have the right to request that Lithium transfer any mineral claims to be dropped to the name of the Optionor.

4.3 NO ENCUMBRANCES. During the Option Period, the Optionor shall not pledge, mortgage or charge or otherwise encumber his beneficial interest in the property or his rights under this Agreement.

4.4 OPERATOR. Subject to applicable federal, provincial and local laws and regulations, Lithium will be the operator of all exploration activities related to the Property pursuant to this Agreement. The Operator will manage all exploration related to the Property until the exercise or the termination of this Agreement.

4.5 RIGHT TO EXPLORE AND OPERATE. Subject to applicable federal, provincial and local laws, regulations and permits during the Option Period, Lithium as Operator shall have possession of the Property and the exclusive right to enter upon the Property and to explore and prospect for ores and minerals thereon and to engage in exploration activities including:

(a) building access roads, drill pads and temporary structures upon the surface of the Property for use by Lithium and its contractors and their respective personnel and equipment;

(b) carrying out surface and underground exploration on the Property for ores and minerals including, without limitation, geological, geochemical and geophysical surveys, drilling programs and collecting bulk samples for metallurgical test-work;

(c) using any surface and underground water rights, if any, in or upon or appurtenant to the Property and make application for any such rights as may be required in the circumstances, and to use all reciprocal rights which any of the Property may have with respect to other Property in the area;

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(d)  applying for and holding all permits,  licenses and other approvals  deemed necessary or appropriate by Lithium in connection with the conduct of exploration activities; and

(e) doing all things which are incidental to or useful, desirable or convenient in the exercise of rights or in the performance of obligations granted to Lithium hereunder.

4.6 OPERATOR'S OBLIGATIONS. During the Option Period, Lithium shall have control of all exploration activities on or for the benefit of the Property and of all equipment supplies, and other assets purchased or otherwise acquired for use in connection with such exploration activities. Lithium shall pay or cause to be paid the costs of all labour performed upon or material furnished to the Property by it or at its request and shall keep the Property free and clear of builders' or other liens in connection with services performed and material supplied at its request that are registered against all or any part of the Property, provided that Lithium shall have the right to contest the validity of any lien, claim or liability and shall not have to satisfy it while contesting the validity.

4.7 INDEMNITY. The Operator will indemnify and save harmless the Optionor in respect of any and all costs, claims, liabilities and expenses arising out of the Optionee's actions as Operator and as a result of negligence on the part of the Operator.

5 EXERCISE OF OPTION GRANTED IN THE PROPERTY

5.1 EXERCISE OF OPTION. If, on or before the first anniversary of the Effective Date, Lithium has performed its duties as outlined in Section 3.3 Lithium will be deemed to have exercised the Option. In such event Lithium shall become the owner of 100% of the right, title and interest of the Optionor in and to the Property free and clear of all Encumbrances, other than Permitted Encumbrances.

6 TERMINATION

6.1 TERMINATION FOR CAUSE. Subject to Section 0, the Optionor may terminate this Agreement and the Option and working right herein shall lapse if:

(a)  Lithium is in default of any term or condition of this Agreement;

(b) the Optionor gives Lithium written notice specifying the particulars of the default; and

(c) upon expiration of 30 days from the date of receipt by Lithium of such notice, Lithium has failed to cure the default or, if such default cannot reasonably be cured within such 30 day period, has failed to make commercially reasonable efforts to implement a cure for such default.

6.2 SURRENDER OF RIGHTS. Subject to Section 0, Lithium may give the Optionor written notice of its intention to surrender all of its rights hereunder and upon expiration of 30 days from the date of receipt by the Optionor of such notice, this Agreement shall terminate and working right herein shall lapse.

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6.3 OBLIGATIONS ON  TERMINATION.  Notwithstanding  any other  provisions of this
Agreement, in the event of lapse, termination or surrender of the Option and/or this Agreement, as the case may be, Lithium shall:

(a) ensure that any Claims included in the Property are in good standing for a period of at least one year from the lapse, termination or surrender of the Option and/or this Agreement, as the case may be, ensure that the Claims are free and clear of any and all Encumbrances, except for the Permitted Encumbrances and upon request of the Optionor, retransfer any Claims to the Optionor in the name of Lithium;

(b) deliver to the Optionor any and all reports, maps, assessment reports and maps, samples, assay results, drill cores and engineering data of any kind whatsoever pertaining to the Property or related to Mining Operations which have not been previously delivered to the Optionor;

(c) upon notice from the Optionor, remove all materials supplies and equipment from the Property and otherwise leave the Property in a safe and orderly condition; provided however, that the Optionor may retain ore and, at the cost of Lithium, dispose of any such materials, supplies or equipment not removed from the Property within 90 days of receipt of such notice by Lithium; and

(d) ensure that the conditions on and relating to the Property respecting all of Lithium's operations thereon have been in compliance with all applicable federal, provincial and municipal laws.

6.4 PROVISIONS WHICH OPERATE FOLLOWING TERMINATION. Notwithstanding any termination of this Agreement for any reason whatsoever and with or without cause, the provisions of Section 0 and any other provisions of this Agreement necessary to give efficacy thereto shall continue in full force and effect following any such termination.

7 FORCE MAJEURE

7.1 FORCE MAJEURE. Notwithstanding anything contained in this Agreement to the contrary, if any party is prevented from or delayed in performing any obligation under this Agreement and failure is occasioned by any cause beyond its reasonable control, excluding only lack of finances then, subject to Section 0, the time for the observance of the condition or performance of the obligation in question shall be extended for a period equivalent to the total period the cause of the prevention or delay persists or remains in effect regardless of the length of the total period.

7.2 NOTICE. Any party claiming suspension of its obligations shall promptly notify the other party to that effect and shall take all reasonable steps to remove or remedy the cause and effect of the force majeure described in the notice in so far as it is reasonably able so to do and as soon as possible; provided, that the terms of settlement of any labour disturbance or dispute, strike or lock-out shall be wholly in the discretion of the party claiming suspension of its obligations by reason thereof; and that party shall not be required to accede to the demands of its opponents in any labour disturbance or dispute, strike or lock-out solely to remedy or remove the force majeure thereby constituted.

7.3 EXTENSION. The extension of time for the observance of conditions or performance of obligations as a result of force majeure shall not relieve Lithium from its obligations to keep the Property in good standing.

8 NOTICE

8.1 Any demand, notice or other communication (a "Communication") to be made or given in connection with this Agreement shall be made or given in writing and may be made or given by personal delivery, registered mail or facsimile addressed to the recipient at the addresses or facsimile numbers of the parties provided on the first page of this Agreement or such other address or individual as may be designated by notice by either party to the other. Any Communication made or given by personal delivery shall be conclusively deemed to have been given on the day of actual delivery thereof, if made or given by registered mail, on the 4th day, other than a day which is not a Business Day, following the deposit thereof in the mail, and if made or given by facsimile, on the day, other than a day which is not a Business Day, following the day it was confirmed as received. If the party giving any Communication knows or ought reasonably to know of any difficulties with the postal system which might affect the delivery of the mail, any such Communication shall not be mailed but shall be made or given by personal delivery.

9 REGULATORY APPROVAL

9.1 This Agreement and the transactions contemplated hereunder shall be subject to the filing with and acceptance by the Exchange and any other regulatory authority having jurisdiction over the securities of Lithium. If such acceptance by the Exchange is not obtained within 60 Business Days of the date of this Agreement, the Optionor may, at his option, terminate this Agreement and the Option and working rights herein upon written notice to Lithium.

10 AREA OF INTEREST

10.1 Both during the Option term and subsequently, there shall be an area of interest (the "Area of Interest") which will comprise those lands included in the Property and within two kilometres of the outermost boundary of the Property. Either the Optionor or Lithium may stake or locate a claim within the Area of Interest. If the Optionor stakes or locates such a claim, he shall deliver notice to Lithium, and if Lithium stakes or locates such a claim, it shall deliver a notice to the Optionor, within 30 days of such staking or locating, stating the position of such claim, the reason for staking or locating such claim and the costs of staking or locating such claim. The Party receiving such notice may add such claim to the Property by, within 31 days of receipt of such notice, delivering to the other Party its own notice indicating that such claim is to be added to the Property. Lithium shall be responsible for the costs of staking or locating such claim. If a Party fails to deliver such notice and cheque to the other Party within such 31 day period, the claim which was the subject of the original notice under this Section 0 shall not form part of the Property and shall no longer be subject to this Agreement. Each claim so staked or located within the Area of Interest will be independently subject to the right of the other Party to add such claim to the Property, even though more than one claim may be staked or located within the Area of Interest at the same time.

11 PUBLIC ANNOUNCEMENTS

11.1 The Optionor shall not, without the prior consent of Lithium, make any disclosure regarding the existence, purpose, scope, content, terms or conditions of this Agreement or other agreements relating thereto save to the extent such disclosure comprises information already publicly available or unless it is necessary for the Optionor to make such disclosure in order to comply with a statutory obligation or the requirements of a competent government or statutory agency; provided that, where practicable, a copy of any proposed announcement or statement shall be furnished to Lithium in advance of the proposed date of publication.

12 GENERAL PROVISIONS

12.1 ENTIRE AGREEMENT. This Agreement, including all the Schedules hereto, together with the agreements and other documents to be delivered pursuant hereto, constitutes the entire agreement among the parties pertaining to the subject matter hereof and supersedes any and all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties and there are no warranties, representations or other agreements among the Parties in connection with the subject matter hereof except as specifically set forth herein and therein.

12.2 WAIVER. The failure of a Party in any one or more instances to insist upon strict performance of any of the terms of this Agreement or to exercise any right or privilege arising under it shall not preclude it from requiring by reasonable notice that any other party duly perform its obligations or preclude it from exercising such a right or privilege under reasonable circumstances, nor shall waiver in any one instance of a breach be construed as an amendment of this Agreement or waiver of any later breach.

12.3 ASSIGNMENT. Either Party shall be permitted to assign this Agreement. Any assignment shall be subject to the assignee entering into an agreement, in form and substance satisfactory to counsel for the other Party, to be bound by this Agreement. This Agreement shall enure to the benefit of and be binding upon the Parties hereto and their respective successors and assigns.

12.4 FURTHER ASSURANCES. Each Party shall, from time to time at the request of the other Party and without further consideration, execute and deliver all such other additional assignments, transfers, instruments, notices, releases and other documents and shall do all such other acts and things as may be necessary or desirable to assure more fully the consummation of the transactions contemplated hereby.

12.5 TIME. Time shall be of the essence of this Agreement.

12.6 AMENDMENT. This Agreement may be amended or varied only by agreement in writing signed by each of the Parties. Unless the context otherwise so requires, a reference to this Agreement shall include a reference to this Agreement as amended or varied from time to time.

12.7 SEVERABILITY. If any provision of this Agreement is determined to be invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

12.8 GOVERNING LAW AND ATTORNMENT. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Nevada and the federal laws of the United States applicable therein and the Parties hereby irrevocably attorn to the jurisdiction of the Courts of the State of Nevada. For the purpose of all legal proceedings, this Agreement shall be deemed to have been performed in the State of Nevada and the courts of the State of Nevada shall have exclusive jurisdiction to entertain any action arising under this Agreement.



                THE REMAINDER OF THIS PAGE IS INTENTIONALLY BLANK

12.9 COUNTERPARTS. This Agreement may be executed by facsimile and in as many counterparts as are necessary and shall be binding on each Party when each Party has signed and delivered one such counterpart. When a counterpart of this Agreement has been executed by each Party, all counterparts together shall constitute one agreement.

IN WITNESS WHEREOF this Agreement has been duly executed by the respective parties hereto effective as of the date first above written.

LITHIUM CORPORATION


By:
   ---------------------------------------
   (Authorized Signatory)

WITNESSED BY:


---------------------------------------     ------------------------------------
Name                                        THOMAS LEWIS

---------------------------------------
Print Name

---------------------------------------
Address

                                   SCHEDULE A

                  DESCRIPTION OF PROPERTY AND AREA OF INTEREST

The Property is comprised of the following mineral properties and interests:

Tenure                                  Tenure   Tenure                                           Area
Number   Claim Name      Owner          Type    Sub Type   Issue Date    Good To Date   Status    (ha)
------   ----------      -----          ----    --------   ----------    ------------   ------    ----
870969    HEIMDAL1    LEWIS, THOMAS    Mineral   Claim     2011/Jul/27   2014/Sep/26     GOOD     501.63
                      MICHAEL 100%

870991    HEIMDAL2    LEWIS, THOMAS    Mineral   Claim     2011/Jul/27   2014/Sep/26     GOOD     292.59
                      MICHAEL 100%

871010    HEIMDAL3    LEWIS, THOMAS    Mineral   Claim     2011/Jul/27   2014/Sep/26     GOOD     250.79
                      MICHAEL 100%

The Area of Interest includes the following list of claims comprising the Property and a two-kilometre zone surrounding the perimeter of the Property.